UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2017

FS Investment Corporation IV

(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	814-01151 (Commission File Number)	47-3258730 (I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania (Address of principal executive offices)	19112 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On January 30, 2017, Cheltenham Funding LLC (“Cheltenham Funding”), a wholly-owned financing subsidiary of FS Investment Corporation IV (the “Company”), entered into a fourth amended and restated confirmation letter agreement (the “Amended and Restated Confirmation”) governing its total return swap (the “TRS”) for senior secured floating rate loans with Citibank, N.A. (“Citibank”). Pursuant to the Amended and Restated Confirmation, effective as of January 19, 2017, (1) the date that Citibank may terminate the TRS was extended from any time on or after January 19, 2017 to any time on or after July 19, 2017 and (2) the maximum aggregate notional amount of the portfolio of loans subject to the TRS (determined at the time each such loan becomes subject to the TRS) was increased from $125.0 million to $175.0 million. No other material terms of the TRS changed in connection with the Amended and Restated Confirmation.

The foregoing description of the Amended and Restated Confirmation is a summary only and is qualified in all respects by the provisions of the Amended and Restated Confirmation, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.02.  Results of Operations and Financial Condition.

On January 31, 2017, the Company increased the public offering price of its Class T common stock from $11.50 per share to $11.55 per share. The increase in the public offering price was effective as of the Company’s February 1, 2017 weekly closing and first applied to subscriptions received from January 25, 2017 through January 31, 2017.

In accordance with the Company’s previously disclosed share pricing policy, the new net offering price per share of Class T common stock is not more than 2.5% greater than the net asset value per share of Class T common stock as of January 31, 2017.

As a result of the increase in the public offering price, the net investment amount for Class T common stock, which is the public offering price excluding the maximum upfront selling commissions of 4.25%, increased from $11.01 per share to $11.06 per share.

Item 8.01.  Other Events.

Pursuant to the investment advisory and administrative services agreement between the Company and FSIC IV Advisor, LLC, its investment adviser (“FSIC IV Advisor”), dated as of September 21, 2015 (the “Advisory Agreement”), the Company has agreed to pay FSIC IV Advisor a base management fee of 2.0% of the average weekly value of the Company’s gross assets, payable on a quarterly basis in arrears, as well as incentive fees based on the performance of the Company’s portfolio. FSIC IV Advisor has agreed, effective February 1, 2017, to permanently waive a portion of the base management fee to which it is entitled under the Advisory Agreement so that the fee received equals 1.75% of the average weekly value of the Company’s gross assets.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION
10.1	Fourth Amended and Restated Confirmation Letter Agreement, effective as of January 19, 2017, by and between Cheltenham Funding LLC and Citibank, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation IV

Date: February 1, 2017	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd
Vice President

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
10.1	Fourth Amended and Restated Confirmation Letter Agreement, effective as of January 19, 2017, by and between Cheltenham Funding LLC and Citibank, N.A.